Exhibit 10.1

STOCK PURCHASE AGREEMENT

by and among

HOLLISTER & BLACKSMITH, INC., a Colorado Corporation dba

AMERICAN CANNABIS COMPANY, INC., a Delaware Corporation

and

TEC, LLC, a Delaware Limited Liability Company

dated as of

November 1, 2024

This Stock Purchase Agreement (this “Agreement”), dated as of November 1, 2024, is entered into by and among Hollister & Blacksmith, Inc., a Colorado corporation (“Hollister & Blacksmith”) doing business as American Cannabis Company, Inc., a Delaware corporation (“Seller,” or, the “Company”), and TEC, LLC, a Delaware limited liability company (“Buyer”).

Additionally, due to the secured interests held by Medihemp, LLC (“Medihemp”) and its wholly owned subsidiaries, SLAM Enterprises, LLC (“SLAM”) and Medical Cannabis Caregivers, Inc. (“Medical Cannabis”) (each formed and operating in their respective states of formation or corporation, and collectively referred to as the “Saunders Entities”), over certain assets of the Seller, the Saunders Entities are hereby joined to this Agreement as third-party beneficiaries. The Saunders Entities are controlled by Roger Scott Saunders. Seller, Buyer, Hollister & Blacksmith, and the Saunders Entities may collectively be referred to as the “Parties.”

RECITALS

WHEREAS, the Seller is a corporation formed and operating in good standing under the laws of the State of Delaware. Seller is authorized to issue a total of five hundred million (500,000,000) shares of common stock, par value of $0.00001 per share (“Shares”);

WHEREAS, Seller is a reporting company under the 1934 Securities and Exchange Act. As of the date of this Agreement, the Seller is delinquent in its filing obligations to the Securities and Exchange Commission (“SEC”) and has not filed its quarterly report on Form 10-Q for the period ending June 30, 2024. Seller’s common stock is traded on the OTC Expert Market under the trading symbol “AMMJ.”

WHEREAS, as a result of Seller’s failure to file its quarterly report on Form 10-Q for the period ending June 30, 2024, by October 15, 2024, OTC Markets informed the Seller that its common stock would be removed from the Pink Sheets OTC Markets tier and temporarily placed on the Expert Market tier. This transition resulted in the loss of the Seller’s SEC Rule 15c2-11 submission, which governs the requirements for a broker-dealer to publish quotes for over-the-counter (OTC) securities. OTC Markets has informed the Seller that once its delinquent SEC filing for the June 30, 2024 (and prospectively its September 30, 2024 quarter) quarter is completed, its listing will be restored to the Pink Sheets tier. However, the Seller must resubmit its application for SEC Rule 15c2-11 approval.

WHEREAS, as of the date of this Agreement, there were 185,800,915 shares of the Seller’s common stock outstanding;

WHEREAS, Hollister & Blacksmith is a corporation formed and operating in good standing under the laws of the State of Colorado. It is a wholly owned subsidiary of Seller with no assets and no operations. It is controlled by Ellis Smith, the Chief Executive and Chief Financial Officer of Seller.

WHEREAS, Buyer, a limited liability company organized under the laws of the State of Delaware, desires to purchase from Seller, and Seller desires to sell to Buyer the Shares on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Saunders Entities are business entities formed and operating in good standing under the laws of their respective states of formation or corporation. The Saunders Entities hold UCC-1 Financing Statements concerning Secured Assets resulting from the Saunders Transaction. The Saunders Entities are controlled by Roger Scott Saunders.

WHEREAS, as a result of the transactions contemplated by this Agreement, upon closing, the Buyer shall obtain voting control over a majority of Seller’s issued and outstanding shares, and a change of control of Seller shall occur. Consistent with the terms and conditions of this Agreement, the Saunders Entities will maintain its secured interests in the Secured Assets Seller acquired in the Saunders transaction, as is more fully described below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Act” means the 1934 Securities and Exchange Act, as amended from time to time.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Stock Purchase Agreement, including the Recitals, which are a material part hereof and may be used to interpret and enforce this Agreement.

“Ancillary Documents” means (i) the Escrow Agreement between Seller, Buyer, and Mailander Law Office, Inc. (the “Escrow Agent”), as amended; (ii) Seller’s reports filed with the SEC; (iii) all Exhibits and Schedules referenced in this Agreement; and, (iv) any other transaction documents necessary to consummate the sale of the Shares to Buyer.

“Assigned Liabilities” means those liabilities set forward on Schedule “A,” including any and all secured and unsecured liabilities, amounts owed to creditors, debts, obligations, costs, attorney fees, liabilities, or claims arising from the Assigned Liabilities, whether known or unknown, contingent or accrued, and all outstanding amounts due to the Saunders Entities, and any other creditors, as well as any secured interests held by the Saunders Entities, which have been perfected by UCC-1 financing statements over Assigning Party’s Cannabis Licenses

“Audited Financial Statements” has the meaning set forth in Section 3.06.

“Business Day” means any day except Saturday, Sunday, or any other day on which commercial banks located in Denver, Colorado, are authorized or required to be closed for business.

“Buyer” means TEC, LLC.

“Buyer Indemnitees” has the meaning set forth in Section 7.02.

“Closing” means after this Agreement is signed by the Buyer and Seller; Buyer’s concurrent payment of the Purchase Price to the Escrow Agent; and Seller’s issuance of three hundred and two million, nine hundred thousand, four hundred and fifty-eight (302,900,458) Shares of Seller common stock (the “Shares”), in exchange for Three Hundred and Ten Thousand Dollars ($310,000) (a price of $0.0011123 per Share), for delivery to Buyer upon directions supplied by Buyer herein, all pursuant to the terms and conditions outlined in this Agreement and the Ancillary Documents, and conditioned upon (a) the receipt of Contingent Approval Letters of the Change of Ownership from the Colorado Department of Revenue (1 CCR 212-3:2-245 pursuant to 1 CCR 212-3:2-245 (A) & (D), Marijuana Enforcement Division, and the City of Colorado Springs, the Licenses associated with the Saunders Transaction and the Secured Assets

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission, or the “SEC.”

“Common Stock” has the meaning set forth in Section 3.03(a).

“Company” has the meaning set forth in the Recitals.

“Direct Claim” has the meaning set forth in Section 7.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Encumbrance(s)” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Escrow Agent” means Mailander Law Office, Inc.

“Escrow Account” means the Escrow Agent’s IOLTA (interest on lawyer trust account) account.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.06.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.

“Indemnified Party” has the meaning set forth in Section 7.04.

“Indemnifying Party” has the meaning set forth in Section 7.04.

“Interim Financial Statements” has the meaning set forth in Section 3.06.

“Knowledge of Seller or Sellers’s Knowledge” or any other similar knowledge qualification means the actual or constructive knowledge of Sellers after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any Governmental Authority.

“Liabilities” has the meaning set forth in Section 3.07.

“Licenses” means licenses issued by the Colorado Marijuana Enforcement Division, including 403-00070, 402-00539, 402-01065, 402-00053, and 404-00312, and the corresponding City of Colorado Springs licenses.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, except to the extent awarded to a Governmental Authority or other third party.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Purchase Price” has the meaning set forth in Section 2.02.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

“Restricted Securities” means securities acquired directly or indirectly from the issuer thereof or from an affiliate of such issuer in a transaction or chain of transactions not involving any public offering. The public sale or distribution of such securities is restricted under the Securities Act of 1933 until the securities are registered or an exemption from registration becomes available.

“Rule 144” means Rule 144 of the Securities and Exchange Act of 1933, which provides an exemption from the registration requirements of Section 5 of the Act when securities have been acquired from the issuer or an affiliate of the issuer in a non-public offering, and all subparts of Rule 144 have been satisfied. Rule 144 provides that any person (affiliate or non-affiliate) who sells restricted securities for his own account, or any person (broker) who sells restricted or unrestricted securities for the account of an affiliate of the issuer in compliance with the applicable conditions “shall be deemed not to be an underwriter of those securities within the meaning of Section 2(a)(11) of the Act.” By interpreting the terms “underwriter,” “distribution,” and “brokers' transactions” in Sections 4(a)(1), 2(a)(11), and 4(a)(4), respectively, the Commission has provided a basis for sellers to claim a trading exemption under Section 4(a)(1) and brokers to claim a special brokers' exemption under Section 4(a)(4).

“Saunders Entities” means Medihemp, LLC (“Medihemp”) and its wholly owned subsidiaries SLAM Enterprises, LLC (“SLAM”) and Medical Cannabis Caregivers, Inc. (“Medical Cannabis”), and Roger Scott Saunders (“Saunders”), an individual and control person of Medihemp, SLAM, and Medical Cannabis respectively, including his successors, assigns, agents, officers, directors, managers, and all persons acting by or through Saunders.

“Saunders Transaction” means the Seller’s acquisition of assets from the Saunders Entities on March 11, 2021, as amended on April 29, 2022, and June 8, 2023, of fixed assets and associated intellectual property, including the following Licenses issued by the Colorado Marijuana Enforcement Division (“MED”) and the corresponding City of Colorado Springs (“City”): (i) Medihemp’s, SLAM’s and Medical Cannabis’ respective Medical Marijuana Center Licenses; (ii) Medical Cannabis’ Medical Marijuana Infused Product Manufacturer License; and, (iii) Medical Cannabis’ Medical Marijuana Optional Premises Cultivation License.

“SEC Reports” means filings mandated by federal securities laws, particularly under the Securities Act and the Exchange Act. These reports ensure that public companies provide full and fair disclosure of material information necessary for investors to make informed decisions. The Exchange Act specifically requires ongoing disclosures through periodic filings, including but not limited to annual reports (Form 10-K), quarterly reports (Form 10-Q), and current reports (Form 8-K).

“SEC Rule 15c2-11” refers to the procedure required under Rule 15c2-11 of the Securities Exchange Act of 1934, as amended, whereby a broker-dealer, acting as a market maker, submits a Form 211 to FINRA in order to initiate or resume public quotations for securities on the over the counter (OTC) market. This process includes but is not limited to, the submission of current financial statements, disclosure documents, and other materials necessary for the broker-dealer to establish that it has a reasonable basis for quoting the security. The successful completion of the 15c2-11 process is required for securities to be publicly quoted on OTC markets following a lapse in trading or to initiate such trading.

“Secured Assets” means those assets of Seller for which the Saunders Entities have a secured UCC financing statement interest consisting of “All of the business Assets and all replacements, substitutions, accessions, additions, and improvements thereto; all Licenses issued by the Colorado Marijuana Enforcement Division, specifically 403-00070 402-00539, 402-01065, 402-00053, and 404-00312 and the corresponding City of Colorado Springs Licenses; and, all proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accession to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the foregoing. Notwithstanding the foregoing, the Collateral shall not include marijuana, marijuana plants, or marijuana products.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” means American Cannabis Company, Inc.

“Sellers Indemnitees” has the meaning set forth in Section 7.02.

“Shares” has the meaning set forth in the recitals.

“Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Third Party Claim” has the meaning set forth in Section 7.04(a).

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Expert Market, OTCPINK, OTCQB, or OTCQX (or any successors to any of the foregoing).

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller three hundred and two million, nine hundred thousand, four hundred and fifty-eight (302,900,458) Restricted Securities free and clear of all Encumbrances, for the consideration specified in Section 2.02.

Section 2.02 Purchase Price. The aggregate purchase price for the Restricted Securities shall be Three Hundred and Ten Thousand Dollars ($310,000) (or $0.001023 per share) (the “Purchase Price”).

(i)	Buyer shall pay the Purchase Price as follows:
a.	Within three business days after the execution of this Agreement, Buyer shall deposit twenty-five thousand dollars ($25,000) (the “Initial Deposit”) into the IOLTA Account with the Escrow Agent pursuant to an Escrow Agreement (see “Exhibit A,” Escrow Agreement.) This deposit shall be non-refundable, and Seller shall authorize the Escrow Agent to disburse from the Initial Deposit the following sums:

i.	Hudgens CPA PLLC: Eighteen Thousand Dollars ($18,000). This sum represents the current balance due Hudgens of (1) six thousand dollars ($6,000) for the March 31, 2024, 10-Q SEC filing; (2) six thousand dollars ($6,000) for the June 30, 2024, 10-Q SEC filing; and, (3) six thousand dollars ($6,000) for the September 30, 2024, 10-Q SEC filing. See “Exhibit B,” Hudgens Invoice.

ii.	SEC Filing Solutions LLC: Two Thousand Dollars ($2,000).

iii.	H-Squared Performance Financial: Five Thousand Dollars ($5,000).

b.	Concurrent with the Initial Deposit, Ellis Smith shall concurrently resign as Seller’s sole officer and director, and Joseph Cleghorn shall be appointed director, president, secretary, treasurer, Chief Executive Officer, and Chief Financial Officer. Seller shall update its Statement of Information with the Secretary of State of Delaware to reflect these changes and the OTC Markets record and file Form 8-K with the SEC.

(ii)	Within three business days after Seller completes the filing of its Form 10-Q Quarterly reports for the periods ending June 30, 2024, and September 30, 2024, Buyer shall deposit with the Escrow Agent the sum of one hundred and fifty thousand dollars ($150,000) (“Second Deposit”). The Second Deposit shall be non-refundable, and the Seller shall instruct and authorize the Escrow Agent, as set forward in Section 3 in the Escrow Agreement, to disburse from the Second Deposit fees due to Hudgens CPA PLLC for the annual audit, outstanding legal fees to Seller’s counsel for legal services rendered to date, and payments to H Squared Performance Financial and SEC Filing Solutions to ensure that the Seller’s annual report on Form 10-K is filed timely and within the guidelines set forth in the Exchange Act. Additionally, from the outstanding balance left from the Second Deposit, the Escrow Agent is directed to (i) provide an accounting to the Parties, (ii) engage Glendale Securities or other FINRA registered broker-dealer to file a 15c2-11 application on behalf of Seller to FINRA, and to reimburse costs for legal and accounting for the 15c2-11 submission. The Parties acknowledge that the estimates provided for completing the 15c2-11 process are subject to change, and the remaining balance of the Second Deposit may not be sufficient to cover all related costs. The Parties agree to compensate the Escrow Account for any deficiency in funds necessary to complete the 15c2-11 process, ensuring all costs are fully covered, and acknowledge that the Purchase Price balance may be affected by any additional 15c2-11 fees incurred.
(iii)	Resolution of Outstanding Amounts Due to the Saunders Entities.
a.	As a result of the Saunders Transaction, the Seller is indebted to the Saunders Entities in the approximate total amount as of October 8, 2024, of five hundred and twenty-nine thousand sixty-three dollars ($529,063).

b.	The Saunders Entities filed UCC Security Agreements against the Secured Assets on May 9, 2023, and June 4, 2024 (see Exhibit “C,” UCC-1 Filings).

c.	Seller, Buyer, Hollister & Blacksmith, and the Saunders Entities have engaged in good faith negotiations regarding the terms and conditions for Seller’s disposition of all Licenses, including the Secured Assets subject to Saunders’ UCC-1 security interest, as well as any associated liabilities and all sums due and owing to the Saunders Entities arising from the Saunders Transaction.

d.	At the Closing, Seller shall assign to Hollister & Blacksmith and Ellis Smith, and Hollister & Blacksmith and Ellis Smith shall assume, jointly and severally, conditioned upon (a) the receipt of Contingent Approval Letters of the Change of Ownership from the Colorado Department of Revenue (1 CCR 212-3:2-245 pursuant to 1 CCR 212-3:2-245 (A) & (D), Marijuana Enforcement Division, and the City of Colorado Springs, the Licenses associated with the Saunders Transaction and the Secured Assets. The Saunders Entities and Hollister & Blacksmith and Ellis Smith agree to the filing of an amended UCC financing statement covering the Secured Assets assigned and assumed by Hollister & Blacksmith and Ellis Smith hereunder in favor of the Saunders Entities, thereby preserving the Saunders Entities original secured interests. Hollister & Blacksmith, Ellis Smith, and the Saunders Entities shall execute a release of all claims, releasing the Seller from all associated liabilities of any kind, known or unknown, including without limitation all costs, attorney fees, administrative fees, and License fees including the Saunders Transaction, which will all be assigned and assumed jointly and severally by Hollister & Blacksmith and Ellis Smith (See Exhibit “D,” Assignment and Assumption Agreement with Release).

Section 2.03 Transactions to be Affected at the Closing.

(i)	After Seller files the Form 10-K for the year ended December 31, 2024, consistent with the Exchange Act, Buyer shall tender the balance of the Purchase Price, less any additional fees incurred because of the 15c2-11 application (see Section 2.02(ii), by wire transfer of immediately available funds the balance of the Purchase Price to the Escrow Agent’s IOLTA account. The Escrow Agent shall, consistent with the terms and conditions of the Escrow Agreement, disburse the balance of the Purchase Price as follows:
e.	To the Saunders Entities: The balance of the purchase price, which shall be at least one hundred and thirty-five thousand dollars ($135,000.00) (See Exhibit “D,” Assignment and Assumption Agreement and Release).

Also, at the Closing, Seller shall concurrently deliver to Buyer:

(ii)	A copy of a resolution of the board of directors of Seller authorizing the issuance and delivery of the Shares to Buyer, along with any other ancillary documents required to affect the issuance and delivery; and,
(iii)	a legal opinion of Company counsel attesting to the legality of the issuance of the Shares and the Shares being fully paid, non-assessable, and non-cancelable; and,
(iv)	Confirmation of delivery of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) the Shares, registered in the name of Buyer.

Section 2.04 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at 12:00 pm at the office of Seller or at such other time or on such other date or at such other place as mutually agreed by Seller and Buyer, conditioned upon (a) the receipt of Contingent Approval Letters of the Change of Ownership from the Colorado Department of Revenue (1 CCR 212-3:2-245 pursuant to 1 CCR 212-3:2-245 (A) & (D), Marijuana Enforcement Division, and the City of Colorado Springs, regarding the Licenses associated with the Saunders Transaction and the Secured Assets.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements in this Article III are true and correct as of the date hereof.

Section 3.01 Authority of Seller. Seller has the full power and authority to enter into this Agreement and any Ancillary Documents to which it is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement, and any Ancillary Document to which Seller is a party, the performance by Seller of its respective obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and, assuming due authorization, execution, and delivery by Buyer, this Agreement constitutes a legal, valid, and binding obligation of Seller enforceable against Seller in accordance with its terms. When each other Ancillary Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution, and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Seller enforceable against it respectively in accordance with its terms.

Section 3.02 Organization, Authority, and Qualification of Seller & Hollister & Blacksmith – Ancillary Representations. Seller is duly incorporated or otherwise organized, validly existing, and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Seller is not in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws, or other organizational or charter documents. Seller is duly qualified to conduct business and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of its respective business is conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of Seller, taken as a whole, or (iii) a material adverse effect on Seller’s ability to perform in any material respect on a timely basis its respective obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 3.03 Capitalization.

(a) Seller’s authorized capital stock consists of five hundred million (500,000,000) authorized common shares, par value of $0.00001 per share, of which 185,800,915 shares are issued and outstanding common shares as of October 21, 2024.

(b) All of the Shares were issued in compliance with applicable Laws. None of the Shares were issued in violation of any agreement, arrangement, or commitment to which Seller is a party or is subject to or in violation of any preemptive or similar rights of any Person.

Section 3.04 No Subsidiaries. Except for Hollister & Blacksmith, Inc., the Seller does not own or have any interest in any shares or ownership interest in any other Person or entity.

Section 3.05 No Conflicts; Consents. The execution, delivery, and performance by Seller of this Agreement and any related Ancillary Documents, along with the completion of the contemplated transactions, will not, except for notice to the Saunders Entities, (a) require any consent, notice, or action from any third party, conflict with, or result in a situation where, with or without notice or the passage of time, any party could accelerate, terminate, modify, or cancel any contract to which Seller is bound; or (b) create any Encumbrance on the Shares. No consent, approval, permit, or government order is needed from Seller for the execution and delivery of this Agreement, the Ancillary Documents, or the completion of the contemplated transactions.

Section 3.06 Financial Statements. Buyer has had access to complete copies of Seller’s audited financial statements as of December 31, 2023, in Seller’s Form 10-K annual report filed with the SEC on May 8, 2024, and all of the representations, risk factors, financial information and related disclosures contained in Seller’s historical filings with the SEC; the foregoing including, but not limited to Seller’s the balance sheet and the related statements of income and retained earnings, and cash flow for the years ended December 31, 2023 and 2022 (the “Audited Financial Statements”), and the related statements of income and retained earnings, stockholders’ equity and cash flow for the periods then ended. The Financial Statements have been prepared in accordance with GAAP applied consistently throughout the periods involved, subject to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements are based on the books and records of Seller and fairly present in all material respects the financial condition of Seller as of the respective dates they were prepared and the results of the operations of Seller for the periods indicated. Seller maintains a standard accounting system that has been established and administered per GAAP.

(a) Seller has notified Buyer that it is currently delinquent with its filing obligations under the Exchange Act and that upon the mutual execution of this Agreement, and Buyer’s Initial Deposit and Second Deposit into Escrow Seller shall complete all quarterly reports for fiscal 2024, consisting of payments outstanding to the Seller’s auditor for the March 31, 2024, quarterly report, and for the prospective auditing fees for the June 30, 2024 quarter and the September 30, 2024 quarter, and the annual report for the year ended December 31, 2024, on Form 10-K, along with associated legal and accounting fees. Additionally, Seller has informed Buyer that as the result of Seller’s failure to file its quarterly report on Form 10-Q for the period ending June 30, 2024, OTC Markets informed Seller that its common stock would be removed from the Pink Sheets tier and placed temporarily on the Expert Market tier of OTC Markets, resulting in a loss of Seller’s SEC Rule 15c2-11 submission, which governs the requirements for a broker-dealer to publish quotes for over-the-counter (OTC) securities. OTC Markets represented to Seller that once its delinquent SEC filing for the June 30, 2024 (and prospectively the September 30 quarter) quarter is filed, its listing would be replaced to the Pink Sheets tier. However, the Seller must resubmit its application for SEC Rule 15c2-11 approval.

Section 3.07 Filings, Consents and Approvals. Other than providing notice to the Saunders Entities and making such filings as are required by the Exchange Act, including but not limited to the 15c2-11 submission to FINRA, Seller is not required to obtain any consent, waiver, authorization, or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, or other governmental authority or other Person in connection with the execution, delivery, and performance of this Agreement.

Section 3.08 Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Encumbrances imposed by Seller. The Seller shall reserve from its duly authorized capital stock the maximum number of shares of Common Stock issuable to the Buyer pursuant to this Agreement.

Section 3.09 SEC Reports; Financial Statements. With the exception of its June 30, 2024, and September 30, 2024, quarterly reports to the SEC on Form 10-Q, Seller has filed all reports, schedules, forms, statements, and other documents required to be filed by Seller under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Seller was previously a shell company as defined by Rule 144(i) but has since cured its previous shell status by compliance with Rule 144(i)(2). Seller’s financial statements included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with the United States generally accepted accounting principles applied consistently during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Seller and Hollister & Blacksmith as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 3.10 Title to Assets. Seller has good and marketable title to all real property leased by it and good and marketable title in all personal property owned by it that is material to its business, in each case free and clear of all Encumbrances, except for (i) the Secured Assets related to the Saunders Transaction, (ii) Encumbrances as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Seller and (ii) Any Encumbrances for the payment of federal, state or other taxes, for which appropriate reserves or payment plans have been made therefor in accordance with GAAP. Any real property and facilities held under lease by Seller are held under valid, subsisting, and enforceable leases with which Seller complies.

Section 3.11 Intellectual Property. Seller has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses, and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Seller has not received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated, or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except as could not have or reasonably be expected to result in a Material Adverse Effect. Seller has not received, since the date of the Audited Financial Statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. All such Intellectual Property Rights are enforceable, and there is no existing infringement by another Person of any of the Intellectual Property Rights, except as could not have or reasonably be expected to result in a Material Adverse Effect. Seller has taken reasonable security measures to protect the secrecy, confidentiality, and value of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.12 Outstanding Liabilities. There are outstanding judgments against Seller for debts incurred in the ordinary course of business, unasserted or threatened claims, outstanding tax liabilities, and employment and operations liabilities (Schedule “A” Assigned Liabilities). Except for these items, the Seller has no material liabilities, obligations, or commitments of any nature, whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured (collectively, ‘Liabilities’), that would have a Material Adverse Effect on it, except for (a) those adequately reflected or reserved against in the balance sheet included in the Audited Financial Statements as of the date thereof, and (b) those incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which is not, individually or in the aggregate, material in amount.

(a) Pursuant to the terms and conditions of Exhibit “D,” Assignment and Assumption Agreement and Release, Hollister & Blacksmith, Inc. and Ellis Smith, jointly and severally, will assume all liability and related costs associated with the satisfaction of the Assigned Liabilities.

Section 3.13 Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the SEC Reports, Seller complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except as set forth in the SEC Reports, Seller maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the SEC Reports, Seller has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Seller and designed such disclosure controls and procedures to ensure that information required to be disclosed by Seller in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the periods specified in the Commission’s rules and forms. Seller’s certifying officers have evaluated the effectiveness of Seller's disclosure controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). Seller presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date, determining that such controls and procedures were not effective. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of Seller that have materially affected, or is reasonably likely to affect materially, the internal control over financial reporting of Seller.

Section 3.14 Absence of Certain Changes, Events, and Conditions. Since the date of the Audited Financial Statements, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to Seller, any:

(a) event, occurrence, or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) Amendment of the charter, by-laws, or other organizational documents;

(c) split, combination, or reclassification of any shares of its capital stock;

(d) issuance, sale, or other disposition of any of its capital stock, or grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(e) declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase, or acquisition of its capital stock;

(f) a material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Audited Financial Statements;

(g) material change in the Company’s cash management practices and its policies, practices, and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(h) entry into any Contract that would constitute a Material Contract;

(i) incurrence, assumption, or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(j) transfer, assignment, sale, or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements;

(k) transfer or assignment of or grant of any license or sublicense under or with respect to any material Company Intellectual Property or Company IP Agreements except non-exclusive licenses or sub-licenses granted in the ordinary course of business consistent with past practice;

(l) abandonment or lapse of or failure to maintain in full force and effect any material Company IP Registration, or failure to take or maintain reasonable measures to protect the confidentiality or value of any material Trade Secrets included in Seller Intellectual Property;

(m) material damage, destruction, or loss, whether or not covered by insurance to its property;

(n) any capital investment in, or any loan to, any other Person;

(o)  other than has been reported in the SEC filings, any acceleration, termination, material modification to, or cancellation of any Material Contract to which Seller is a party or by which it is bound;

(p) any material capital expenditures;

(q) imposition of any Encumbrance upon any of Seller’s properties, capital stock, or assets, tangible or intangible:

(r) (i) the grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension, or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed ten thousand dollars ($10,000), or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant;

(s) hiring or promoting any person as an officer or director, hiring or promoting any employee except to fill a vacancy in the ordinary course of business;

(t) adoption, modification, or termination of any: (i) employment, severance, retention, or other agreement with any current or former employee, officer, director, independent contractor, or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(u) any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders or current or former directors, officers, and employees;

(v) entry into a new line of business or abandonment or discontinuance of existing lines of business;

(w) adoption of any plan of merger, consolidation, reorganization, liquidation, or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(x) purchase, lease, or other acquisition of the right to own, use, or lease any property or assets for an amount in excess of ten thousand dollars ($10,000);

(y) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(z) action by Seller to make, change, or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action, or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer in respect of any Post-Closing Tax Period; or

(aa) any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.15 Material Contracts.

(a) Seller’s SEC Reports list all Material Contracts and other material documents currently in force concerning Seller.

(b) Each Material Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. To Seller’s knowledge, no other party has provided any notice of any default or intention to terminate any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would result in a termination thereof. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer and are included in Seller’s SEC Reports.

Section 3.16 Litigation. To the knowledge of Seller, there is no pending action, suit, inquiry, notice of violation, proceeding, or investigation threatened against or affecting Seller or any of its properties before or by any court, arbitrator, governmental or administrative agency, or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Agreement or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither Seller nor any director or officer thereof is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been and is not pending or contemplated any investigation by the SEC involving Seller or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Seller under the Exchange Act or the Securities Act.

Section 3.17 Listing and Maintenance Requirements. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and Seller has taken no action designed to, or which, to its knowledge, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has Seller received any notification that the SEC is contemplating terminating such registration. As the result of Seller’s failure to file its quarterly report on Form 10-Q for the period ending June 30, 2024, OTC Markets informed Seller that its common stock would be removed from the Pink Sheets tier and placed temporarily on the Expert Market tier of OTC Markets, resulting in a loss of Seller’s SEC Rule 15c2-11 submission, which governs the requirements for a broker-dealer to publish quotes for over-the-counter (OTC) securities. OTC Markets represented to Seller that once its delinquent SEC filing for the June 30, 2024, and the September 30, 2024 quarters are filed, its listing would be replaced to the Pink Sheets tier. However, the Seller must resubmit its application for SEC Rule 15c2-11 approval.

Section 3.18 No Integrated Offering. Assuming the accuracy of the Buyer’s representations and warranties set forth in Article IV, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by Seller for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of Seller are listed or designated.

Section 3.19 Compliance With Laws; Permits. Except as set forth in the SEC Reports or in the Assigned Liabilities listed in Schedule A, Seller is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Seller under), nor has Seller received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) or has not been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

Section 3.20 Miscellaneous.

(a)   Seller shall not sell or issue shares of its common stock at any price to any party other than Buyer, including the Seller’s principals, employees, and or vendors, for twenty-one (21) calendar days, beginning on the date of this agreement hereof.

(b)  Seller has no obligation to convert or exchange any of its outstanding securities into freely tradeable shares of its common stock, at any price to any party, for a period of twenty-one (21) calendar days beginning on the date of this Agreement hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller and Hollister & Blacksmith, that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer. Buyer is a limited liability company duly organized, validly existing, and in good standing under the Laws of Delaware. Buyer has full corporate power and authority to enter into this Agreement and Ancillary Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any Ancillary Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and it constitutes a legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement, and Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement, the Escrow Agreement and Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.03 Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are Restricted Securities as that term is defined by Rule 144. Buyer understands:

(a) that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller is relying upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments, and understandings of the Buyer as set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Shares; and,

(b) Buyer has received or has had full access to all the information Buyer considers necessary or appropriate to make an informed investment decision with respect to the Shares. Buyer further has had an opportunity to ask questions of and receive answers from the Seller's management regarding the Shares and to obtain additional information necessary to verify any information furnished to Buyer or to which Buyer had access. Further, the Buyer has reviewed Seller's business and the wisdom of investing in the Shares. Buyer has had the opportunity to review all of Seller’s audited financial statements and disclosures and risk factors that Seller has published concerning its operations as a company reporting to the Commission from time to time.

(c) Buyer understands and acknowledges that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares, or the risks involved in this investment, including the speculative nature of the investment;

(d) Buyer acknowledges that it is not acquiring the Shares as the result of any advertisement or solicitation, including any publicly issued or circulated newspaper, mail, radio, television, or other form of general advertising or solicitation in connection with the offer, sale and purchase from Seller regarding Buyer’s investment pursuant to this Agreement;

(e) Buyer is aware of the financial hazards involved in this investment, including but not limited to the risk of losing Buyer’s entire investment and the tax consequences of this investment. Buyer has consulted with Buyer’s own legal, accounting, tax, investment, and other advisers with respect to the status of Seller’s SEC filings, the Ancillary Documents, and the tax treatment of an investment by Buyer in the Shares and the merits and risks of an investment in the Shares.

(f) Buyer represents that Buyer is familiar with the requirements of Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby. Buyer understands that Seller is not obligated to register any of the Shares. Buyer acknowledges that the certificates or book-entry for the Shares will bear a legend substantially in the form set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

(g) Buyer Not Affiliated with Company. Buyer, either alone or with Buyer’s professional advisers (i) are unaffiliated with, have no equity interest in, and are not compensated by, the Seller or any affiliate or selling agent of Seller, directly or indirectly; (ii) has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of an investment in the Shares; and (iii) can protect Buyer’s own interests in connection with its proposed investment in the Shares.

(h) Buyer is an “accredited investor” and “sophisticated investor” within the meaning of Rules 501 and 506(b) of Regulation D promulgated under the Securities Act.

(i) Without limiting the representations set forth above, Buyer further agrees not to make any disposition of all or any portion of the shares of the Shares, except in compliance with applicable securities laws.

Section 4.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder, or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Buyer.

Section 4.05 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 4.06 Legal Proceedings. No Actions are pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred, or circumstances exist that may give rise to or serve as a basis for any such Action.

ARTICLE V

COVENANTS

Section 5.01 Compliance with Securities Laws. From the date hereof, and consistent with the terms and conditions in this Agreement and the Ancillary Documents, Seller shall file all reports, schedules, forms, statements, and other documents required to be filed by Seller under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof.

Section 5.02 Further Assurances. Following the Closing, each of the parties hereto shall, as a material condition of this Agreement, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 5.06 Governmental Approvals and Consents. Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders, and approvals. The parties hereto shall not willfully take any action that will delay, impair, or impede the receipt of any required consents, authorizations, orders, and approvals.

Section 5.07 Furnishing of Information. Seller covenants to file, consistent with the terms and conditions of this Agreement (or obtain extensions in respect thereof and file within the applicable grace period), all reports required to be filed by Seller pursuant to the Exchange Act.

Section 5.08 Integration. Seller shall not sell, offer for sale, solicit offers to buy, or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval before the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

Section 5.09 Non-Public Information. Except for the material terms and conditions of the transactions contemplated by this Agreement, which may, if required by law, be disclosed in accordance with federal securities laws or when providing information requested by Buyer, Seller agrees that neither it nor anyone acting on its behalf will provide Buyer or its representatives with any material non-public information unless Buyer has first consented to receive such information and agreed to keep it confidential. If Seller delivers any material non-public information to Buyer, Buyer agrees not to trade based on such information and will comply with all applicable securities laws, including those prohibiting insider trading.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.01 Conditions to Obligations of All Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or before the Closing, of each of the following conditions:

(a) The Parties shall have duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement and the Ancillary Documents to be performed or complied with by it before or on the Closing Date.

(b) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(c) No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

Section 6.02 Conditions to Obligations of Seller.

(a) The representations and warranties of Buyer contained in this Agreement, and the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.

(b) Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date.

(c) No Action shall have been commenced against Buyer, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

Section 6.03 Conditions to Obligations of Buyer.

(a) The representations and warranties of Seller contained in this Agreement, and the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b) Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date.

(c) No Action shall have been commenced against Buyer, Hollister & Blacksmith, Ellis Smith, or Seller which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority and be in effect which restrains or prohibits any transaction contemplated hereby.

(e) All approvals, consents, and waivers contained in the Ancillary documents have been received, and executed counterparts shall have been delivered to Seller, Hollister & Blacksmith, Ellis Smith, and Buyer at or before the Closing.

(f) From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect to the Company.

ARTICLE VII

INDEMNIFICATION

Section 7.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is three years from the Closing Date.

Section 7.02 Indemnification. Each Party (an “Indemnifying Party”) agrees to indemnify and hold harmless the other Party along with its officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (an “Indemnified Party”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to:

(a) Any misrepresentation, breach of warranty, or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement.

(b) Any untrue statement or alleged untrue statement of a material fact contained in any SEC filing or amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) Any violation or alleged violation by Seller of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation under the Securities Act, the Exchange Act or any state securities law, as such Damages are incurred, except to the extent such Damages result primarily from the Indemnified Party’s failure to perform any covenant or agreement contained in this Agreement.

Section 7.04 Indemnification Procedures. The party making a claim under this Article VII is referred to as the “Indemnified Party,” and the party against whom such claims are asserted under this Article VII is referred to as the “Indemnifying Party.”

(a) Third Party Claims. If the Indemnified Party receives notice of a claim or lawsuit from a third party (not involved in this Agreement) that the Indemnifying Party must cover, the Indemnified Party must promptly notify the Indemnifying Party no later than ten days after receiving notice. Failing to provide timely notice will not cancel the Indemnifying Party’s obligations, except if the delay causes them to lose rights or defenses. The notice must include details of the claim, relevant documents, and, if possible, an estimate of the potential loss.

If the Indemnifying Party elects not to assume the defense of the Third-Party Claim, fails to notify the Indemnified Party of its intent to defend promptly, or does not diligently pursue the defense, the Indemnified Party shall have the right to undertake the defense, settlement, or compromise of such Third-Party Claim. In such an event, the Indemnifying Party shall be obligated to fully reimburse the Indemnified Party for all Losses incurred in connection with the defense, settlement, or compromise of the Third-Party Claim, including all attorney fees incurred by the Indemnified Party. Regardless, both parties shall reasonably cooperate in defense of the Third-Party Claim, including providing access to pertinent records, documents, and personnel necessary to prepare and defend such claim.

(b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into a settlement of any Third-Party Claim without the prior written consent of the Indemnified Party. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim, and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume the defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms outlined in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense, it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than ten (10) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses because of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, include copies of all written evidence, and indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after receiving such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d) Division of Liability. In the event that both the Indemnifying Party and the Indemnified Party share responsibility for a Third-Party Claim, the liability for any Losses arising from such claim shall be allocated between the Parties in proportion to their respective degrees of fault. If the Indemnified Party and the Indemnifying Party cannot agree on the allocation of liability, such allocation shall be determined by a court of competent jurisdiction pursuant to Section 9.10 below. Notwithstanding the foregoing, the Indemnifying Party shall remain obligated to indemnify the Indemnified Party for any portion of the Losses attributable to the Indemnifying Party’s actions or omissions, and the Indemnified Party shall be responsible for any portion of the Losses attributable to its own actions or omissions. Both parties shall cooperate in good faith to minimize Losses and ensure the efficient resolution of the claim.

(e) Tax Claims. Seller shall remain responsible for all taxes, including income, sales, use, payroll, and other similar taxes, attributable to periods ending on or before December 31, 2023. However, any and all tax liabilities related to the tax year 2024 shall be assumed by Hollister & Blacksmith and Ellis Smith, pursuant to the terms of the Assignment and Assumption Agreement in Exhibit D. The parties agree that Hollister & Blacksmith and Ellis Smith shall indemnify and hold harmless the Seller from any and all claims, liabilities, or penalties arising from or relating to taxes for the year 2024. Seller shall have no further liability for taxes incurred for any period beginning on or after January 1, 2025, in accordance with Exhibit “D,” Assignment and Assumption Agreement and Release.

ARTICLE VIII

TERMINATION

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Seller and Buyer;

(b) without further obligations of any Party if this Agreement is not executed by October 31, 2024;

(c) by Buyer by written notice to Seller if:

(i) there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant, or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in this Agreement and such breach, inaccuracy or failure has not been cured by Seller within ten (10) days of Seller’s receipt of written notice of such breach from Buyer.

(d) by Sellers by written notice to Buyer if:

(i) there has been a breach, inaccuracy in, or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VI and such breach, inaccuracy or failure has not been cured by Buyer within ten days of Buyer’s receipt of written notice of such breach from Seller; or,

(ii) any of the conditions set forth in Article VI shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled, unless such failure shall be due to the failure of Sellers to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it before the Closing; or

(e) by Buyer or Seller in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 8.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 9.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

If to Seller: American Cannabis Company, Inc. :

Attention: Mr. Ellis Smith
1004 South Tejon Street
Colorado Springs, CO 80903
E-mail: smith@americancannabisconsulting.com

If to Buyer: TEC, LLC :

Attention: Mr. Joseph Cleghorn
701 Waddell Avenue
Key West, FL 33040
E-mail: jckeys1@icloud.com

If to Third Party Beneficiary: Saunders Entities :

Attention: Mr. Roger Scott Saunders
16208 16th Ave SW
Burien, WA 98166
E-mail: rssriparian@gmail.com

Section 9.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 9.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.05 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement to effect the original intent of the parties as closely as possible in a mutually acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.06 Entire Agreement. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits, and Disclosure Schedules, the statements in the body of this Agreement will control.

Section 9.07 Successors and Assigns. This Agreement, including the Ancillary Documents and Exhibits, shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 9.08 No Third-party Beneficiaries. Excepting the Saunders Entities, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or because of this Agreement.

Section 9.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF COLORADO IN EACH CASE LOCATED IN THE CITY OF DENVER AND COUNTY OF DENVER, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS] OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10(c). IN THE EVENT OF ANY SUCH SUIT, LEGAL ACTION, OR ARBITRATION, THE PARTY OR PARTIES IN FAVOR OF WHOM THE JUDGE OR ARBITRATOR RULES SHALL BE IMMEDIATELY REIMBURSED FOR ALL OF ITS COSTS AND REASONABLE LEGAL FEES BY THE OTHER PARTY.

Section 9.11 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall be deemed the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AMERICAN CANNABIS COMPANY, INC.

By

Name:	Ellis Smith

Principal Executive Officer

TEC, LLC

By

Name:	Joseph Cleghorn

Title:	Managing Member

ACKNOWLEDGED AND AGREED by Third-Party Beneficiary: ROGER SCOTT SAUNDERS, on behalf of Medihemp, LLC, SLAM Enterprises, LLC, and Medical Cannabis Caregivers, Inc. (Collectively, the “Saunders Entities”)

By

Name:	Roger Scott Saunders

Title:	Manager, Director, Authorized Signer

APPROVED AS TO FORM:

LAW OFFICES OF CLIFTON BLACK, PC

By
Name:	Clifton Black
Title:	Counsel for Saunders Entities

ELLIS SMITH, Individually

By

Name:	Ellis Smith